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                                   EXHIBIT 99

F i r s t F e d e r a l
-----------------------
FINANCIAL
---------
SERVICES
--------
CORP
----

NEWS RELEASE
------------

GARY G. CLARK, CHAIRMAN                      DAVID C. VERNON, CHAIRMAN
FIRSTFEDERAL FINANCIAL SERVICES CORP         SUMMIT BANCORP                         FOR IMMEDIATE - RELEASE
135 EAST LIBERTY STREET                      2680 WEST MARKET STREET                -----------------------
WOOSTER, OH 44691                            AKRON, OH 44333                        DECEMBER 31, 1996
PHONE: (330) 264-8001                        PHONE: (330) 864-8080                  -----------------


                      FirstFederal Financial Services Corp
                  and Summit Bancorp Sign Definitive Agreement

        Wooster and Akron, Ohio - - FirstFederal Financial Services Corp

(NASDAQ-FFSW, FFSWP, FFSWO) and Summit Bancorp ("Summit") jointly announced today the signing of a definitive agreement for the acquisition of the stock of

Summit Bancorp by FirstFederal.

        Under the terms of the agreement, FirstFederal will exchange 1.87 shares of its common stock for each of the 234,916 shares of Summit stock. Based on the average of FirstFederal's closing bid and ask price of $39.375 on December 30,

1996, the transaction would be valued at approximately $17.3 million. The merger, which will be accounted for as a pooling of interests, is expected to be consummated during the third quarter of 1997, pending Summit shareholder approval, regulatory approval and other customary conditions of closing. The transaction is expected to be a tax-free reorganization for federal income tax purposes.

         Summit Bancorp's subsidiary, Summit Bank, has two commercial banking offices. Its main office is located at 2680 West Market Street in Akron and a second office is located at 126 West Streetsboro Street in Hudson. At September

30, 1996, Summit had total assets of $79.2 million, deposits of $64.5 million and shareholders' equity of $6.9 million. Summit reported net income of $0.6 million for the first nine months of 1996 with an annualized return on assets of

1.03% and an annualized return on shareholders' equity of 11.72%.

         Gary G. Clark, chairman and chief executive officer of FirstFederal stated, "Summit is a great performing community bank with a strong reputation for providing exceptional customer service. It is a natural market extension to our existing franchise which includes the contiguous markets of Wayne, Medina and Stark Counties. It will also expand our ability to serve the small business

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lending market and further diversify our balance sheet which has been heavily concentrated in residential mortgage loans. The fact that Summit Bank was just started in 1991 and has grown and prospered to its current position is a real tribute to the dedication of the employees, management and Board. It is

FirstFederal's intent to operate Summit Bank as a wholly owned subsidiary with its name, management and Board intact. In addition, we are pleased to appoint

Mr. David C. Vernon to the Board of Directors of FirstFederal."

        David C. Vernon, chairman and chief executive officer of Summit stated,

"This is exciting news for Summit Bancorp shareholders and for Summit Bank clients. With this merger, we have formed a new partnership with an outstanding financial services organization which solidly positions us to serve our community in the future."

      FirstFederal Financial Services Corp is the holding company for two financial service companies: Mobile Consultants, Inc., a broker and servicer of manufactured housing finance contracts, which does business in 23 states, and

First Federal Savings and Loan Association of Wooster, which specializes in residential mortgage loans and consumer loans. It also offers a full range of retail financial services through its twenty offices in the north central Ohio counties of Wayne, Ashland, Medina, Richland and Knox. In addition to banking services, First Federal Savings and Loan Association owns and operates an insurance agency, H.F.S. Agency Inc., and an investment subsidiary, Home

Financial Services, which offers a full line of investment products. First

Federal also owns a mortgage loan production subsidiary, First Federal Mortgage

Services Corp, with offices in Canton, Stow, and New Philadelphia, Ohio and

Professional Appraisal Services Corp, a real estate appraising and consulting firm.

      McDonald and Company Securities, Inc. is serving as Summit's financial advisor in connection with the transaction.

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             FirstFederal Financial's Acquisition of Summit Bancorp
                               Summary Fact Sheet
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

ANNOUNCEMENT DATE:                December 31, 1996
------------------

DEAL STRUCTURE:                   Pooling of interests
---------------                   Tax-free exchange
                                  Definitive agreement signed
                                  $750,000 Break-up fee
                                  Due diligence completed

TERMS:                            1.87 shares of FirstFederal Financial common for each share of Summit.
------                            Fixed exchange ratio.

TIMING:                           Subject to normal regulatory and Summit's shareholder approval.
-------                           Closing expected by July 31, 1997.

PRICING*:                         Purchase price per share                    $73.63
                                  Price to book value (9/30/96)               250%
                                  Price to trailing earnings
                                         9/30/96 annualized)                  21.5X
                                  FirstFederal shares issued(,000)            439
                                  Estimated transaction value                 $17.3 million

TRANSACTION RATIONALE:

                           o      Logical contiguous expansion into growth market.
                           o      Acquisition of small business commercial
                                  lending and private banking expertise,
                                  essential in FirstFederal's diversification
                                  effort.
                           o      FirstFederal's equity generation will permit continued expansion of Summit's market.
                           o      Due to diversity of operations, minimal cost savings projected (5%).
                           o      Transaction is expected to be marginally accretive to earnings per share in the first year.

*Based upon the average of the closing bid & ask price for FirstFederal stock on December 30, 1996 of $39.375.

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             FirstFederal Financial's Acquisition of Summit Bancorp
                          Pro Forma Combined Fact Sheet
                               September 30, 1996
                        ($ in thousand except per share)

                                                   FirstFederal  Summit  Pro Forma
                                                   ------------  ------  ---------

Total assets                                          1,111        79     1,190
Gross loans                                             808        55       863
Deposits                                                638        65       703
Borrowings                                              373         7       380
Equity                                                   82         7        89
Equity / assets                                        7.42%     8.74%     7.51%

Fully diluted shares outstanding (,000)               5,561       235     6,000
Tangible book value per fully diluted share          $14.81     29.48     14.88
Market capitalization ($ millions)*                   218.9      6.90    236.26

Number of Offices                                        20         2        22
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  Based upon the average of FirstFederal closing bid and ask price on December
30, 1996 of $39.375 and book value for Summit.







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